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                      [KPMG PEAT MARWICK LLP LETTERHEAD]



                                                                  EXHIBIT 23.2


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Bell Bancorp, Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 of Standard Federal Bancorporation Inc., of the Form 8-K of Standard Federal Bancorporation, Inc., which incorporated by reference our report dated May 26, 1995, relating to the consolidated statements of financial condition of Bell Bancorp, Inc. and subsidiary as of March 31, 1995 and 1994, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three year period ended March 31, 1995, which report has been incorporated by reference in the annual report on Form 10-K of Bell Bancorp, Inc., for the year ended March 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.

                            KPMG Peat Marwick LLP


Chicago, Illinois
May 16, 1996